UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): September 24, 2004

                                TIME WARNER INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


               1-15062                                 13-4099534
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        (Commission File Number)             (IRS Employer Identification No.)


      ONE TIME WARNER CENTER
            NEW YORK, NY                                  10019
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(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (212) 484-8000
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  On September 27, 2004, Time Warner Inc. (the "Registrant") announced that Time Warner Cable Inc. ("Time Warner Cable") and Cable Holdco, Inc. ("Cable Holdco"), a newly formed subsidiary of Time Warner Cable, have entered into a Tolling and Optional Redemption Agreement, dated as of September 24, 2004 (the "Agreement"), with Comcast Corporation ("Comcast"), Comcast Cable Communications Holdings, Inc., MOC Holdco II, Inc., TWE Holdings I Trust and TWE Holdings II Trust (the "Comcast Trust"). Pursuant to the Agreement, an affiliate of Comcast has been granted the option (the "Option"), which can be exercised between December 1, 2004, and subject to certain conditions, April 1, 2005, to require Time Warner Cable to redeem a portion of the Time Warner Cable stock held by the Comcast Trust in exchange for 100% of the common stock of Cable Holdco. At the time of the exchange, Cable Holdco will own certain cable television systems (the "Transferred Systems") currently owned directly or indirectly by Time Warner Cable and Time Warner Entertainment Company, L.P. ("TWE"), a subsidiary of Time Warner Cable, serving about 90,000 basic subscribers as of July 31, 2004, plus approximately $750 million in cash.

                  Comcast currently owns an effective interest of approximately 21% in Time Warner Cable's business - held through a 17.9% common stock interest in Time Warner Cable and a 4.7% limited partnership interest in TWE. If the Option is exercised, Comcast will reduce its effective interest in Time Warner Cable's business to approximately 17% - consisting of a 13.7% common stock interest in Time Warner Cable and a 4.7% limited partnership interest in TWE.

                  The Agreement also provides that the Comcast Trust will not exercise or pursue registration rights with respect to the Time Warner Cable stock owned by it until April 1, 2005 (or earlier if the Agreement is terminated under certain limited circumstances).

                  In conjunction with the restructuring of TWE completed in 2003, the Comcast Trust received customary registration rights relating to its shares of common stock of Time Warner Cable. In December 2003, the Comcast Trust requested that Time Warner Cable register the common stock of Time Warner Cable it owned for sale in a public offering. The Agreement supersedes the Comcast Trust's previous request for registration.

                  If the Option is exercised, the Registrant would account for the transaction as a sale of cable systems and a payment of $750 million in cash for the acquisition of a portion of Comcast's interest in Time Warner Cable. A gain or loss will be recognized based on the difference in the fair value of the cable systems transferred to Comcast and the Registrant's book basis in the Transferred Systems. In addition, the Registrant will apply purchase accounting to the portion of the interest acquired from Comcast.

                  Closing of the transactions contemplated by the Agreement is subject to exercise of the Option, required governmental and regulatory approvals and other customary closing conditions.

                  A copy of the Agreement and the press release issued jointly by the Registrant and Comcast are attached hereto as Exhibits 99.1 and 99.2, respectively. The Agreement is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibit 99.1: Tolling and Optional Redemption Agreement, dated as of September 24, 2004.

                           Exhibit 99.2: Press Release, dated September 27, 2004, jointly issued by Time Warner Inc. and Comcast Corporation.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2004

                                       TIME WARNER INC.


                                       By: /s/ Wayne H. Pace
                                           -------------------------------
                                           Name:  Wayne H. Pace
                                           Title: Executive Vice President
                                                  and Chief Financial Officer